UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway		95403
Santa Rosa	CA
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KEYS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 21, 2026, Keysight Technologies, Inc. (the "Company”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among the Company, as borrower, certain lenders party thereto and Citibank, N.A., as administrative agent (the “Revolver Agent”). The Amended and Restated Credit Agreement amended and restated in its entirety the Company’s existing Credit Agreement dated July 30, 2021, by and among the Company, certain lenders party thereto and the Revolver Agent.

The Amended and Restated Credit Agreement provides for, among other things, a $750 million five-year unsecured revolving credit facility (the “Revolving Credit Facility”) that will expire on April 21, 2031, subject to extension under certain circumstances described therein. In addition, the Amended and Restated Credit Agreement permits the Company, subject to certain customary conditions, on one or more occasions to request to increase the total commitments under the Revolving Credit Facility by up to $350 million in the aggregate.

The Amended and Restated Credit Agreement includes customary affirmative and negative covenants, including restrictions on the Company’s ability to create liens on the Company’s assets and the ability of the Company’s subsidiaries to incur indebtedness, and a requirement to maintain compliance with specified financial ratios. If the Company breaches any of the covenants and does not obtain a waiver from the lenders, then, subject to applicable cure periods, the Company’s outstanding indebtedness could be declared immediately due and payable.

A copy of the Amended and Restated Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of April 21, 2026 among Keysight Technologies, Inc. as Borrower, the Lenders parties thereto and Citibank, N.A., as Administrative Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ Jeffrey K. Li
	Name:	Jeffrey K. Li
	Title:	Senior Vice President, General Counsel and
Secretary

Date: April 23, 2026

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